UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry Into a Material Definitive Agreement

On August 31, 2009, the Board of Directors (the “Board”) of Southern Union Company (the “Company”), in connection with the appointment of Eric D. Herschmann to the Board and the office of Vice Chairman of the Board, approved an amendment (the “Amendment”) to the Indemnification Agreement (the “Agreement”) dated as of February 25, 2009, between Mr. Herschmann and the Company.  The Agreement provides that the rights to indemnification and advancement of expenses to which Mr. Herschmann is currently entitled under the Company’s Bylaws will not be eliminated, diminished or otherwise adversely affected without his consent.  The Amendment modifies the Agreement to now capture Mr. Herschmann’s role as a member and Vice Chairman of the Board.  The Agreement previously only addressed Mr. Herschmann’s status as President and Chief Operating Officer of the Company.

The foregoing descriptions do not purport to be a complete summary of the Amendment, which is attached hereto as Exhibit 10.1 or the Agreement, the form of which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10 (g) to the Company’s Annual Report on Form 10-K on February 26, 2009.  The descriptions are qualified in their entirety by reference to the full text of the form of the Amendment and the Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 31, 2009, Eric D. Herschmann was appointed to the Company’s Board, effective immediately.  Mr. Herschmann was also named Vice Chairman of the Board.  Mr. Herschmann’s term will expire at the Company’s 2010 annual meeting of shareholders, at which time, subject to his nomination by the Company’s Corporate Governance Committee, Mr. Herschmann will stand for election by the shareholders.  Mr. Herschmann will continue to serve as the Company’s President and Chief Operating Officer.

Mr. Herschmann, 45, was appointed President and Chief Operating Officer of the Company in May 2008.  He previously served as Senior Executive Vice President of the Company from November 2005 to May 2008 and as the Company’s Interim General Counsel from January 2005 to October 2007.  Mr. Herschmann has acted as outside counsel for the Company since 1997 and as its national litigation counsel since 1999.  Please refer to the Company’s Proxy Statement filed with the SEC on April 16, 2009 and the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009, for a description of (i) a related party relationship involving the Company and Mr. Herschmann; (ii) an employment agreement between the Company and Mr. Herschmann; and (iii) an indemnification agreement between the Company and Mr. Herschmann.  The descriptions contained in such filings are incorporated herein by reference.

Mr. Herschmann earned a juris doctor degree from the Benjamin Cardozo School of Law and a bachelor of arts degree from Yeshiva University.  He resides in Englewood, New Jersey.

Also, on August 31, 2009, the Board accepted resignations tendered by Messrs. Stephen C. Beasley and Michael J. Egan, who were elected to the Board of Directors in May 2009.  Messrs. Beasley and Egan had been nominated for election to the board pursuant to that certain Settlement Agreement dated as of March 5, 2009 (the “Settlement Agreement”) between the Company and Sandell Asset Management Corp., Castlerigg Master Investment Ltd., Castlerigg International Limited and Castlerigg International Holdings Limited (collectively, the “Sandell Group”).  The Settlement Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 5, 2009.  In accordance with the terms and conditions of the Settlement Agreement, Messrs. Beasley and Egan tendered their conditional resignations to the Board upon their election, which resignations became effective upon the occurrence of the following:  (i) at such time as the Sandell Group owned less than 5% of the Company’s outstanding common stock (please refer to the Sandell Group’s Schedule 13D/A filed with the SEC on August 14, 2009 reporting the Sandell Group’s ownership of less than 5% of the Company’s outstanding common stock); and (ii) the Board’s acceptance of the resignations.

Item 7.01                Regulation FD Disclosure

On August 31, 2009, the Company issued a press release to announce the appointment of Mr. Herschmann to the Board and to the office of Vice Chairman of the Board.  In the same release, the Company announced that it had accepted the resignations of Messrs. Stephen C. Beasley and Michael J. Egan, who were elected to the Board in May 2009.  A copy of that release is filed herewith as Exhibit 99.1.

Item 9.01                Financial Statements and Exhibits.

(c) Exhibits.

                             Exhibit No.                             Exhibit

10.1 99.1
First Amendment to the Indemnification Agreement between the Company and Mr. Herschmann (The form of Mr. Herschmann’s Indemnification Agreement was filed with the SEC as Exhibit 10 (g) to the Company’s Annual Report on Form 10-K with the SEC on February 26, 2009)

Company’s Press Release dated August 31, 2009

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: August 31, 2009	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

                            Exhibit No.                              Description
10.1 99.1
First Amendment to the Indemnification Agreement between the Company and Mr. Herschmann (The form of Mr. Herschmann’s Indemnification Agreement was filed with the SEC as Exhibit 10 (g) to the Company’s Annual Report on Form 10-K with the SEC on February 26, 2009)

Company’s Press Release dated August 31, 2009